PLEASE VOTE THIS VOTING INSTRUCTION FORM
                         YOUR PROMPT RESPONSE WILL SAVE
                       THE EXPENSE OF ADDITIONAL MAILINGS

                 (Please Detach at Perforation Before Mailing)

                   ..........................................

                           ACACIA CAPITAL CORPORATION
                             -- CALVERT RESPONSIBLY
                            INVESTED BOND PORTFOLIO
                         SPECIAL MEETING OF SHAREHOLDERS

                              -- DECEMBER __, 1995

The undersigned hereby appoints William M. Tartikoff, Susan Walker Bender and Beth-ann Roth and each of them, attorneys and proxies for the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Calvert Responsibly Invested ("CRI") Bond Portfolio (the "Portfolio") of Acacia Capital Corporation (the "Company"), which the undersigned is entitled to vote at a Meeting of Shareholders of the Fund to be held at 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814 on December __, 1995, at 10:00 a.m, Eastern Time, and any adjournments thereof (the "Meeting"). The undersigned hereby acknowledges receipt of the Notice of Meeting and Prospectus/Proxy Statement, and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the powers and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

NOTE: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give your full title.


DATE: December __, 1995            _____________________________



                                   ______________________________
                                   Signature(s)


                                   ______________________________
                                   Title(s), if applicable

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS OF THE COMPANY.

PLEASE INDICATE YOUR VOTE BY AN "X" IN THE APPROPRIATE BOX BELOW. THIS VOTING INSTRUCTION FORM WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN. IN THE ABSENCE OF ANY SPECIFICATION, THIS VOTING INSTRUCTION FORM WILL BE VOTED IN FAVOR OF THE PROPOSAL.

1. To approve the proposed amendment to the Company's Articles of Incorporation to, in effect, combine the Company's CRI Bond Portfolio, with the Company's CRI Balanced Portfolio by a reclassification of the shares of the Equity Portfolio.

|_|    YES       |_|   NO      |_|    ABSTAIN


     These items are discussed in greater detail in the attached
Prospectus/Proxy Statement. The Directors of the Company have fixed the close of business on December __, 1995, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting.

     SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE SPECIAL MEETING ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE VOTING INSTRUCTION FORM IN THE ENCLOSED ENVELOPE WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. INSTRUCTIONS FOR THE PROPER EXECUTION OF PROXIES ARE SET FORTH ON THE INSIDE COVER.


                                   William M. Tartikoff
                                   Secretary


November __, 1995

     In their discretion, the Proxies, and each of them, are authorized to vote upon any other business that may properly come before the Meeting, or any adjournment(s) thereof, including any adjournment(s) necessary to obtain the requisite quorum and for approval.